Exhibit 10.1

Execution Version

SUPPORT AGREEMENT AND IRREVOCABLE PROXY

This SUPPORT AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is dated as of June 14, 2023, by and among Keane Investor Holdings LLC, a Delaware limited liability company (the “Stockholder”), Patterson-UTI Energy, Inc., a Delaware corporation (“Parent”), and Cerberus Capital Management, L.P., a Delaware limited partnership (“Cerberus”). Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, NexTier Oilfield Solutions Inc., a Delaware corporation (the “Company”), Pecos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub Inc.”), and Pecos Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub LLC”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub Inc. will merge with and into the Company (the “First Company Merger”), with the Company surviving the First Company Merger as a wholly owned subsidiary of Parent, pursuant to and in accordance with the provisions of the DGCL, and immediately after the First Company Merger, the Company will merge with and into Merger Sub LLC (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”), with Merger Sub LLC surviving the Second Company Merger as a wholly owned subsidiary of Parent, pursuant to and in accordance with the provisions of the DGCL and the DLLCA, and providing for, among other things, by virtue of the First Company Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (other than shares to be cancelled pursuant to the Merger Agreement) being converted into the right to receive 0.7520 validly issued, fully paid and nonassessable shares of Parent common stock, par value $0.01 per share;

WHEREAS, as of the date hereof, the Stockholder is the beneficial and record owner of that number of shares of Company Common Stock, as set forth on Schedule I to this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, (the “Transactions”), are fair to, and in the best interests of, the Company and the holders of shares of Company Common Stock, (b) approved and declared advisable the Merger Agreement and the Transactions, on the terms and subject to the conditions set forth in the Merger Agreement, (c) directed that the Merger Agreement be submitted to the holders of Company Common Stock for their adoption, and (d) resolved to recommend that the holders of shares of Company Common Stock vote in favor of adoption of the Merger Agreement;

WHEREAS, (i) Cerberus (an Affiliate of the Stockholder) is a party to that certain Margin Loan Agreement, dated as of January 16, 2019, by and among KIH Finance, LLC (a special purpose entity of Cerberus), as the borrower (the “Borrower”), Cerberus, in its capacity as the Cerberus Representative (as defined therein) of the Stockholder, Morgan Stanley Senior Funding,

Inc., as the administrative agent, the lenders party thereto from time to time, and Morgan Stanley & Co. LLC, as the collateral agent and calculation agent (as amended, supplemented, amended and restated on or prior to the date hereof, the “Loan Agreement”) and (ii) the Borrower and the Stockholder are parties to those certain security and control agreements among such entity and the other parties thereto as in effect on the date hereof (the “Security Agreements” and together with the Loan Agreement, the “Loan Documents”); and

WHEREAS, the Stockholder, in its capacity as such, is entering into this Agreement as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and to consummate the Transactions.

NOW, THEREFORE, in consideration of the foregoing premises, the Stockholder agrees as follows:

1.

The Stockholder represents, warrants and agrees that (a) Schedule I to this Agreement sets forth the number of shares of Company Common Stock (together with any shares of Company Common Stock acquired by the Stockholder or any of its Affiliates on or after the date of this Agreement, whether by exercise of the Derivative Securities (as defined below) or otherwise, the “Shares”) and the number and type of shares of Company Common Stock that are issuable upon exercise of outstanding warrants, options or other derivative securities, whether or not exercisable (the “Derivative Securities”), of which the Stockholder is the record or beneficial owner, (b) the Stockholder owns such Shares and Derivative Securities, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except those liens and encumbrances under the Loan Agreement and (c) the Stockholder has the power to vote all Shares without restriction (except any restrictions pursuant to the Loan Documents) and that no proxies heretofore given in respect of any or all of the Shares are irrevocable and that any such proxies have heretofore been revoked.

2.

Nothing in this Agreement shall restrict the Stockholder from, directly or indirectly, selling, transferring, assigning, pledging, encumbering or otherwise disposing of any of the Shares, or any interest therein, or any other securities convertible into or exchangeable for Company Common Stock (including the Derivative Securities), including as required by the Loan Documents, and if any Shares are so disposed by the Stockholder, other than to an Affiliate of the Stockholder or Cerberus, the obligations hereunder, including the obligations to vote Shares in the manner set forth in paragraph 3(b), shall not apply with respect to such Shares and such Shares shall no longer be considered “Shares” for purposes of this Agreement.

3.

Unless and until the termination of this Agreement pursuant to paragraph 10, at every meeting of the stockholders of the Company called (whether annual or special), and at every postponement or adjournment thereof, the Stockholder irrevocably and unconditionally agrees to (a) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (b) vote all of the Shares entitled to be voted thereat or to cause all of the Shares to be voted thereat (unless otherwise subject to any enforcement action in respect of the Shares held as collateral under the Loan Documents): (i) in favor of the adoption of the Merger Agreement and (ii) against

(A) any proposal made in opposition to the adoption of the Merger Agreement or that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to impede, interfere with, delay, postpone, discourage, adversely affect, compete or be inconsistent with the Mergers or the consummation of the Transactions, (B) any Acquisition Proposal and (C) any action or agreement that would result in a breach of any representation, warranty, covenant or agreement or any other obligation of the Company under the Merger Agreement or of the Stockholder under this Agreement.

4.

In furtherance of the agreements contained in paragraph 3 and as security for this Agreement, the Stockholder hereby irrevocably and unconditionally appoints Seth D. Wexler and C. Andrew Smith (the “Grantees”), and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Stockholder, for and in the name, place and stead of the Stockholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, the Shares, subject to (a) the terms and conditions of paragraph 2, (b) the termination of this Agreement pursuant to paragraph 10 or (c) the lender commencing an enforcement action in respect of the Shares held as collateral under the Loan Documents, (i) in favor of the adoption of the Merger Agreement, (ii) against any matter referred to in paragraph 3(b)(ii) and (iii) in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the stockholders of the Company held in connection with any of the foregoing. The Stockholder hereby affirms that the irrevocable proxy set forth in this paragraph 4 is given in connection with, and in consideration of, the execution of the Merger Agreement by the Company, Parent, Merger Sub Inc. and Merger Sub LLC, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the proxy granted in this paragraph 4 is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that the Grantees may lawfully do or cause to be done by virtue hereof. The proxy contained herein with respect to shares of Company Common Stock is intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL and is limited to the Shares owned by the Stockholder at the time the vote is to occur, pursuant to the terms and conditions set forth in any proxy statement.

5.

Each of the Stockholder and Cerberus agrees that it shall comply in all respects with, and take no action inconsistent with, the terms, conditions, restrictions and obligations set forth in Section 7.2 of the Merger Agreement applicable to Representatives of the Company, and Stockholder acknowledges and agrees that it is a “Representative” of the Company for the purpose of Section 7.2 of the Merger Agreement.

6.	The Stockholder shall, prior to the Effective Time, take all action necessary on its part to cause the Company Stockholders Agreement to be terminated and no longer in effect as of the Effective Time.

7.

The parties acknowledge and agree that nothing contained in this Agreement shall restrict, limit or prohibit any Affiliate of the Stockholder or Cerberus from exercising (in his or her capacity as a member of the Company Board (or the New Board, as applicable)) his or her rights or fiduciary duties as such a director.

8.

Each of the Stockholder and Cerberus represents and warrants that it has all necessary power and authority to enter into this Agreement, and that this Agreement is the legal, valid and binding agreement of the Stockholder and Cerberus (as applicable) and is enforceable against the Stockholder and Cerberus (as applicable) in accordance with its terms.

9.

Each of the Stockholder and Cerberus represents and warrants that as of the date of this Agreement, no Affiliate of the Stockholder or Cerberus (as applicable) owns beneficially or of record any Shares or Derivative Securities. In the event that any Affiliate of the Stockholder or Cerberus acquires record or beneficial ownership of any Shares or Derivative Securities after the execution of this Agreement, the Stockholder or Cerberus (as applicable) shall cause such Affiliate to enter into a joinder to this Agreement, in a form and substance satisfactory to Parent, requiring such Shares or Derivative Securities to be subject to this Agreement to the same extent that such Shares or Derivative Securities would have been had they been owned by the Stockholder or Cerberus.

10.

This Agreement shall terminate on the earlier of (a) termination of the Merger Agreement in accordance with its terms, (b) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the Exchange Ratio or is otherwise materially adverse to the Stockholder, (c) such time that the Company Board effects a Change of Recommendation in compliance with the terms and conditions of Section 7.2 of the Merger Agreement or (d) the day following the Effective Time; provided, however, that if this Agreement terminates in accordance with clause (c) and the Effective Time otherwise occurs, the obligations of the Stockholder under paragraph 6 shall survive until the day following Effective Time.

11.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws. Each of the parties hereto agrees that it shall bring any action or Proceeding in respect of any claim arising under or relating to this Agreement exclusively in the Chosen Court and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to the laying of venue in any such action or Proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in paragraph 15 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

12.

Each of the Stockholder and Cerberus recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the Stockholder and Cerberus agrees in respect of itself that in the event of any such breach, Parent shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

13.	The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

14.

This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

15.

All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given when (a) served by personal delivery or by an internationally recognized overnight courier service upon a party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided, that the transmission of the email is promptly confirmed by telephone or response email:

If to Stockholder:

Keane Investor Holdings LLC

c/o Cerberus Capital Management, L.P.

875 Third Avenue

New York, NY 10022

Attention: Scott Wille, Alexander Benjamin

E-mail: swille@cerberus.com, abenjamin@cerberuscapital.com

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, NY 10001

Attention: William D. Regner; Katherine Taylor

E-mail: wdregner@debevoise.com; ketaylor@debevoise.com

If to Cerberus:

Cerberus Capital Management, L.P.

875 Third Avenue

New York, NY 10022

Attention: Scott Wille, Alexander Benjamin

E-mail: swille@cerberus.com, abenjamin@cerberuscapital.com

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, NY 10001

Attention: William D. Regner; Katherine Taylor

E-mail: wdregner@debevoise.com; ketaylor@debevoise.com

If to Parent:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway N, Suite 800

Houston, Texas 77064

Attention: General Counsel

E-mail: legalnotice@patenergy.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street

Suite 3000

Houston, TX 77002

Attention: Tull Florey

E-mail: tflorey@gibsondunn.com

or to such other Person or addressees as has been designated in writing by the party to receive such notice provided above.

16.

This Agreement may not be amended, and no provision waived, without the prior written consent of the parties hereto and the Company. The Company is hereby made an express third party beneficiary of this Agreement and shall be entitled to enforce the foregoing sentence and to enforce any other provisions of this Agreement to the same extent as Parent.

[SIGNATURE PAGES FOLLOWS]

Please confirm that the foregoing correctly states the understanding between us and you by signing and returning to us a counterpart hereof.

Very truly yours,

Patterson-UTI Energy, Inc.

By:	/s/ William A. Hendricks, Jr.
Name: William A. Hendricks, Jr.
Title: President and Chief Executive Officer

Keane Investor Holdings LLC

By:	/s/ Scott Wile
Name: Scott Wile
Title: Authorized Officer

Cerberus Capital Management, L.P.

By:	/s/ Alexander Benjamin
Name: Alexander Benjamin
Title: Senior Managing Director

[Signature Page to Support Agreement]

SCHEDULE I

1. 32,330,828 shares of Company Common Stock.